Exhibit 5.1

May 25, 2001

Dynacare Inc.
14900 Landmark Boulevard
Dallas, Texas 75340


RE:  STOCK OPTION PLANS
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Ladies and Gentlemen:

                     We have acted as Canadian counsel to Dynacare Inc. (the "Corporation") in connection with the filing by the Corporation with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement") registering an aggregate of 2,909,340 Common Shares of the Corporation (collectively, the "Shares") for issuance under the Dynacare Inc. Amended and Restated Stock Option Incentive Plan and the Dynacare Inc. Amended and Restated Employee Stock Option Plan (collectively, the "Plans").

                     In connection with the opinions expressed below, we have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such corporate documents and records of corporate proceedings, certificates and other documents as we have deemed necessary or relevant, including, but not limited to, resolutions of the Corporation's directors and shareholders.

                     In all such examinations, we have assumed the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as true, authenticated, certified, conformed or photostated copies or facsimiles.

                     We are solicitors qualified to carry on the practice of the law only in the Province of Ontario and our opinions herein are restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                     Based and relying upon and subject to the foregoing, we are of the opinion that all necessary corporate action has been taken by the Corporation to authorize the issuance of the Shares upon the due exercise of options granted pursuant to the Plans and, when such Shares are issued in accordance with the terms of the various agreements and instruments relating thereto, the prescribed exercise price is paid to the Corporation in accordance with the terms of the Plan, and all other conditions contained therein have been satisfied or waived, the Shares will be validly issued and outstanding as fully paid and non-assessable shares.

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                     We know that we are referred to in Item 8 of the
Registration Statement and we hereby consent to the use of our name therein and to the use of this opinion and consent for filing with the Registration Statement as Exhibits 5.1 and 23.2 thereto.




Yours very truly,

GOODMAN AND CARR LLP




















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